================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              ITC/\DeltaCom, Inc.
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter



       Delaware                                      58-2301135
-------------------------                      ----------------------
(State of incorporation                         (I.R.S. Employer
    of organization                             Identification No.


        206 West Ninth Street, West Point, GA                 31833
    ------------------------------------------------------------------
      (Address of principal executive offices)             (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class               Name of each exchange on which
         to be so registered               each class is to be registered
         -------------------               ------------------------------

         None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-36683
         ---------

       Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $.01 PER SHARE
                 ---------------------------------------------
                               (Title of class)

ITEM 1. Description of Registrant's Securities to be Registered.

        A description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), will be set forth under the caption "Description of Capital Stock" in the form of prospectus to be filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such prospectus shall be deemed to be incorporated by reference herein.

ITEM 2.       Exhibits

         The following documents are being filed as exhibits to this registration statement.


    Exhibit Number                     Description
    --------------                     -----------
          1           Form of Common Stock certificate of ITC/\DeltaCom, Inc.

          2           Certificate of Incorporation of ITC/\DeltaCom, Inc.

          3           Amended and Restated Bylaws of ITC/\DeltaCom, Inc.

                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            ITC/\DELTACOM, INC.

Date: October 21, 1997                      By:  /s/ J. Thomas Mullis
                                               ------------------------------
                                               J. Thomas Mullis
                                               Senior Vice President-General
                                               Counsel, Secretary

                                 EXHIBIT INDEX


       Exhibit No.                        Description
       -----------                        -----------
            1               Form of Common Stock certificate of ITC/\DeltaCom, Inc.

            2               Certificate of Incorporation of ITC/\DeltaCom, Inc.

            3               Amended and Restated Bylaws of ITC/\DeltaCom, Inc.
